EXHIBIT 99

                            SLADE'S FERRY BANCORP
                          100 SLADE'S FERRY AVENUE
                             SOMERSET, MA 02726
                               (508) 675-2121

                              SUBSCRIPTION FORM
                                     FOR
                            SLADE'S FERRY BANCORP
                   Common Stock (Par value $.01 per share)

IT IS CURRENTLY ESTIMATED THAT THE INITIAL PUBLIC OFFERING PRICE WILL BE BETWEEN $9.00 AND $10.00 PER SHARE

Gentlemen:

      It is my intent to purchase ________________ shares of Slade's Ferry Bancorp Common Stock (par value $.01 per share). Minimum order 100 shares - maximum order 10,000 shares. The expiration date for this offering is currently set at May 31, 1997, which can be extended at the option of the Company to June 15, 1997. No orders will be accepted after the expiration date.

      Please accept my intention to purchase.


                   _______________________________________
                             Name (Please print)

                   _______________________________________


                   _______________________________________
                                   Address

                   _______________________________________
                              City, State, Zip

[ ] I have read the prospectus provided with this offering. I understand that a Buy Order form will be sent to me upon effectiveness of the registration statement which must be filled out and returned to the Company with payment in full prior to the Expiration Date.

                                   _______________________________________
                                   Signature                Date

                                   _______________________________________
                                   Signature                Date

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE. AN INDICATION OF INTEREST IN RESPONSE TO THIS ADVERTISEMENT WILL INVOLVE NO OBLIGATION OR COMMITMENT OR ANY KIND.